Exhibit 1.1

CF INDUSTRIES, INC.
$1,000,000,000 5.300% SENIOR NOTES DUE 2035

UNDERWRITING AGREEMENT

November 20, 2025

November 20, 2025

To the Representatives named in Schedule I hereto

Ladies and Gentlemen:

CF Industries, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $1,000,000,000 principal amount of its 5.300% Senior Notes due 2035 (the “Notes”). The Notes will be issued pursuant to the First Supplemental Indenture (the “Supplemental Indenture”), to be entered into on the Closing Date (as defined in Section 4 hereof) among the Company, the Guarantor (as defined below) and the Trustee identified in Schedule I hereto (the “Trustee”). The Supplemental Indenture will supplement the Indenture, dated November 6, 2025, among the Company, the Guarantor and the Trustee (the “Base Indenture”). Upon the issuance thereof, the Notes will be fully and unconditionally guaranteed (the “Guarantees”) on a senior unsecured basis by CF Industries Holdings, Inc. (the “Guarantor”). The Notes and the Guarantees are collectively referred to herein as the “Securities.”

The Company and the Guarantor have filed with the Securities and Exchange Commission (the “Commission”) a registration statement (the file number of which with respect to each of the Company and the Guarantor is set forth in Schedule I hereto), including a prospectus, on Form S-3, relating to certain securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company and the Guarantor. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated November 6, 2025 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary prospectus supplement relating to the Securities, together with the Basic Prospectus, that is first filed with the Commission pursuant to Rule 424(b). For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, the Prospectus, and any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company or the Guarantor with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company and the Guarantor, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a)            The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company or the Guarantor, threatened by the Commission. Each of the Company and the Guarantor is, and at the time of the initial filing of the Registration Statement was, a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and neither the Company nor the Guarantor has received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)            (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) any Underwriter Information (as defined in Section 8(b)) or (B) that part of the Registration Statement that constitutes any Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c)            Neither the Company nor the Guarantor is an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company or the Guarantor is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company or the Guarantor has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company or the Guarantor complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; provided that neither the Company nor the Guarantor make any representation or warranty with respect to any statements or omissions made in each such free writing prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Guarantor in writing by or on behalf of such Underwriter through the Representatives expressly for use in any free writing prospectus. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus and electronic road shows, if any, each furnished to the Representatives before first use, neither the Company nor the Guarantor has prepared, used or referred to, and will not, without the Representatives’ prior consent, use or refer to, any free writing prospectus prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities.

(d)            Each of the Guarantor and the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and to enter into and perform its obligations under this Agreement and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the earnings, business, financial position or results of operations of the Guarantor and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e)            Each significant subsidiary of the Guarantor, as defined in Rule 1-02 of Regulation S-X, and excluding all joint ventures and non-wholly owned subsidiaries of the Guarantor (each such significant subsidiary, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) is duly organized, validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization, has the corporate or other power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a Material Adverse Effect. Except as described in the Prospectus, all of the issued shares of capital stock of each Significant Subsidiary of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and (other than directors’ qualifying shares or foreign national qualifying capital stock) are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims.

(f)             This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(g)            The Base Indenture has been duly qualified under the Trust Indenture Act and duly authorized and, when duly executed and delivered by the Company and the Guarantor, will be a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(h)            The Supplemental Indenture has been duly authorized and, when duly executed and delivered by the Company and the Guarantor, will be a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(i)             The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Base Indenture, as supplemented by the Supplemental Indenture, and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Company and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Base Indenture, as supplemented by the Supplemental Indenture.

(j)             The Guarantee of the Notes has been duly authorized and, upon execution and delivery of the Supplemental Indenture, will have been duly executed and delivered by the Guarantor and will constitute the valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Base Indenture, as supplemented by the Supplemental Indenture.

(k)            The execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of their respective obligations under, this Agreement, the Base Indenture, as supplemented by the Supplemental Indenture, the Supplemental Indenture and the Securities, will not contravene (i) any provision of applicable law, (ii) the charter or bylaws of the Company or the Guarantor, (iii) any agreement or other instrument binding upon the Guarantor or any of its Significant Subsidiaries (collectively, the “Entity”), or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Entity, except, in the case of the immediately-preceding clauses (i), (iii) and (iv), for any such contraventions as would not, singly or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company and the Guarantor of their respective obligations under this Agreement, the Base Indenture, as supplemented by the Supplemental Indenture, the Supplemental Indenture or the Securities, except for such failures to obtain or have any such consent, approval, authorization, order or qualification as would not, singly or in the aggregate, have a Material Adverse Effect, and except such as (x) may have been obtained or (y) may be required by the securities or Blue Sky laws of the various states or non-U.S. jurisdictions in connection with the offer and sale of the Securities.

(l)             Since the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantor and its subsidiaries, taken as a whole.

(m)           There are no legal or governmental proceedings pending or, to the knowledge of the Company or the Guarantor, threatened to which the Entity is a party or to which any of the properties of the Entity is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company and the Guarantor to perform their respective obligations under this Agreement, the Base Indenture, as supplemented by the Supplemental Indenture, the Supplemental Indenture or the Securities or to consummate the transactions contemplated by this Agreement or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n)            Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o)            Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus neither the Company nor the Guarantor will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)            Except as disclosed in the Prospectus, (i) the Guarantor and its subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws (including common law), regulations, requirements, judgments, decrees and orders relating to hazardous or toxic substances or wastes, pollutants or contaminants (“Hazardous Substances”) or the protection of human health and safety (to the extent relating to exposure to Hazardous Substances) and the environment (collectively, “Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted (“Environmental Permits”), (C) are in compliance with all terms and conditions of all such Environmental Permits and (D) have not received written notice of any actual or potential liability, obligation or violation under or relating to any Environmental Law, Environmental Permit or Hazardous Substances and (ii) there are no known costs or known liabilities arising under Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties under, or compliance with, Environmental Laws or any Environmental Permit and any potential liabilities arising under Environmental Laws to third parties), except in the case of each of (i) and (ii) above for any such matter as would not have a Material Adverse Effect.

(q)            Except as disclosed in the Prospectus, (i) there is no proceeding that is pending, or that is known to be contemplated, against the Entity under any Environmental Law in which a governmental entity is also a party, other than such proceeding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, and (ii) the Company and the Guarantor are not aware of any facts, issues or effects regarding compliance with Environmental Laws that would be material to the Entity, including no material capital expenditures required for compliance with any Environmental Laws.

(r)             [Reserved]

(s)            Neither the Guarantor nor any of its majority-owned subsidiaries or controlled affiliates, nor any director or officer of the Guarantor or any of its majority-owned subsidiaries nor, to the Company’s or the Guarantor’s knowledge, any less than majority-owned subsidiary, any agent, affiliate or employee of the Guarantor or any of its majority-owned subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); the Guarantor and its majority-owned subsidiaries and controlled affiliates and, to the Company’s or the Guarantor’s knowledge, any less than majority-owned subsidiary, have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws; neither the Guarantor nor any of its subsidiaries and controlled affiliates will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws.

(t)             The operations of the Guarantor and its majority-owned subsidiaries and, to the Company’s and the Guarantor’s knowledge, any less than majority-owned subsidiary, are and have been conducted at all times in material compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Guarantor and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency in any of such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor and its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantor, threatened.

(u)            Neither the Guarantor nor any of its majority-owned subsidiaries, nor any director or officer of the Guarantor or of any of its majority-owned subsidiaries nor, to the knowledge of the Company or the Guarantor, any less than majority-owned subsidiary, any agent, affiliate, employee or other person associated with or acting on behalf of the Guarantor or of any of its majority-owned subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), (ii) located, organized, or resident in a country or territory that is the subject or target of Sanctions (a “Sanctioned Jurisdiction”), and the Guarantor or of any of its subsidiaries will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or the target of Sanctions or (B) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; each of the Guarantor and any of its majority-owned subsidiaries and, to the knowledge of the Company or the Guarantor, any less than majority-owned subsidiary, is not knowingly engaged in, or has, at any time since April 24, 2019, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Guarantor and its subsidiaries have instituted, and maintained, policies and procedures designed to promote continued compliance with Sanctions.

(v)            Except as described in the Prospectus, (i) the Entity has good title to, or valid leasehold interests in or rights to use, all real property and personal property owned by it which is material to its business, in each case free and clear of all liens, encumbrances and defects except such as do not materially interfere with the use made and proposed to be made of such property by the Entity or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) any real property and buildings held under lease by the Entity are held by it under valid, subsisting and enforceable leases with such exceptions as are not material to the Entity or do not materially interfere with the use made and proposed to be made of such property and buildings by the Entity, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w)           The Entity possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as presently conducted, except as described in the Prospectus or where the failure to possess such certificates, authorizations and permits would not, singly or in the aggregate, have a Material Adverse Effect; and no member of the Entity has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Prospectus.

(x)            The consolidated financial statements of the Guarantor and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the related rules and regulations of the Commission; present fairly in all material respects the financial position of the Guarantor and its consolidated subsidiaries as of the dates indicated and the results of operations and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified; and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as noted therein).

(y)            The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(z)            Except as would not reasonably be expected to have a Material Adverse Effect, (A) the Entity’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Entity as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (B) the Entity has implemented and maintained reasonable controls, policies, procedures, and safeguards that are designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business, and there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; and (C) the Entity is in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

2.            Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

3.            Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4.            Payment and Delivery. Payment for the Securities shall be made by wire transfer to the Company in immediately available funds to the account(s) specified by the Company to the Representatives at the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree in writing. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Securities shall be made against delivery to the nominee of the Depository Trust Company (“DTC”) on the Closing Date of one or more global notes representing the Securities for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid by the Company.

5.            Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)             no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission;

(ii)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading, in the rating accorded the Guarantor or the Company, or any of the securities of the Guarantor or any of its subsidiaries or in the rating outlook for the Guarantor or the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act and no such organization shall have publicly announced that it has under surveillance or review its rating of any of the securities of the Guarantor or its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); and

(iii)           there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)           The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Guarantor, to the effect set forth in Section 5(a)(i) and 5(a)(ii) above and to the effect that the representations and warranties of the Company and the Guarantor contained in this Agreement that are not qualified by materiality are true and correct in all material respects, and that the representations and warranties of the Company and the Guarantor contained in this Agreement that are qualified by materiality are true and correct, in each case, on and as of the Closing Date with the same effect as if made on the Closing Date, and that the Company and the Guarantor have complied in all material respects with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)           The Underwriters shall have received on the Closing Date the opinions of and a letter from Kirkland & Ellis LLP, special counsel for the Guarantor, in each case dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(d)           [Reserved]

(e)           The Underwriters shall have received on the Closing Date an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(f)            The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from KPMG LLP, independent registered public accountants for the Guarantor, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the Closing Date.

(g)           The Underwriters shall have received on the Closing Date customary secretary’s certificates with respect to each of the Company and the Guarantor in a form reasonably satisfactory to the Underwriters.

6.            Covenants of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, covenant with each Underwriter as follows:

(a)           To furnish to the Representatives, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b)           Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably and promptly object.

(c)           To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company or the Guarantor and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably and promptly object.

(d)           Not to take any action that would result in an Underwriter, the Company or the Guarantor being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)           If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at the expense of the Company and the Guarantor, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)            If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at the expense of the Company and the Guarantor, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)           To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not so qualified or to take any action that would subject the Company to material taxation or service of process in any jurisdiction where it is not so subject as of the date hereof.

(h)           To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)            To pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses incurred by them in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company or the Guarantor and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1) under the Securities Act, if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum; provided that the Company and the Guarantor shall not be required to pay any such costs that, together with the cost of printing or producing any Blue Sky memorandum, exceed $10,000 in the aggregate; (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, Inc.; provided that the Company and the Guarantor shall not be required to pay any such costs that exceed $15,000 in the aggregate; (v) any fees charged by the rating agencies for the rating of the Securities; (vi) the cost of the preparation, issuance and delivery of the Securities; (vii) the costs and charges of any trustee, transfer agent, registrar or depositary; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants and the cost of any aircraft chartered in connection with the road show (and the Underwriters agree to pay 50% of the cost of any aircraft chartered in connection with the road show); and (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantor hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j)            If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(k)           If at any time during the period beginning on the date of this Agreement and ending on the Closing Date, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement of post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(l)            During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or the Guarantor or warrants to purchase or otherwise acquire debt securities of the Company or the Guarantor substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Representatives).

(m)           To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Representatives, such consent not to be unreasonably withheld, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(n)           To cooperate with the Representatives and use reasonable best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

7.            Covenants of the Underwriters. Each Underwriter severally covenants with the Company as follows:

(a)            Not to take any action that would result in the Company being required to file with the Commission by Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(b)            Without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus.

8.            Indemnity and Contribution. (a) Each of the Company and the Guarantor, jointly and severally, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through the Representatives expressly for use therein.

(b)            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, their respective directors, their respective officers who sign the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, or the Prospectus or any amendment or supplement thereto. The Company and the Guarantor hereby acknowledge that the only such information that the Underwriters have furnished to the Company or the Guarantor is as follows: (i) the names included in the table of “Underwriters” after the first paragraph of text; and (ii) the tenth paragraph of text concerning stabilization and overallotments by the Underwriters, in each case set forth under the caption “Underwriting” in the Time of Sale Prospectus and Prospectus (collectively, the “Underwriter Information”).

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)            To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the Guarantor and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus. The relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e)            The Company, the Guarantor and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter, or any affiliate of any Underwriter, or by or on behalf of the Company, the Guarantor, the officers or directors of the Company or the Guarantor, or any person controlling the Company or the Guarantor, and (iii) acceptance of and payment for any of the Securities.

9.            Termination. The Underwriters may terminate this Agreement by written notice given by the Representatives to the Company if, after the execution and delivery of this Agreement and prior to the Closing Date, (a) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or the NASDAQ Global Market, (b) trading of any securities of the Company or the Guarantor shall have been suspended on any exchange or in any over-the-counter market, (c) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (d) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (e) there shall have occurred any outbreak or escalation of hostilities involving the United States, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (e), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.          Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company and the Guarantor will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder. If this Agreement is terminated pursuant to clauses (a), (c), (d) or (e) of Section 9 hereof or the paragraph above, the Company shall not be obliged to reimburse the Underwriters for such expenses.

11.          Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company, the Guarantor and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)            Each of the Company and the Guarantor acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Guarantor or any other person, (ii) the Underwriters owe the Company and the Guarantor only those duties and obligations set forth in this Agreement and contemporaneous and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Guarantor. Each of the Company and the Guarantor waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12.          Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

13.          Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.          Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.          Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at the addresses set forth in Schedule I hereto; and if to the Company or the Guarantor shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

16.          Patriot Act. In accordance with the requirements of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17.          Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of the page intentionally left blank.]

Very truly yours,

CF Industries, Inc.

By:	/s/ Michael P. McGrane
	Name:	Michael P. McGrane
	Title:	Vice President, General Counsel and Secretary

Very truly yours,

CF Industries holdings, Inc.

By:	/s/ Michael P. McGrane
	Name:	Michael P. McGrane
	Title:	Vice President, General Counsel and Secretary

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

GOLDMAN SACHS & CO. LLC
BMO CAPITAL MARKETS CORP.
CITIGROUP GLOBAL MARKETS INC.

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

GOLDMAN SACHS & CO. LLC

By:	/s/ George Graf von Waldersee
	Name:	George Graf von Waldersee
	Title:	Managing Director

BMO CAPITAL MARKETS CORP.

By:	/s/ Mark Spadaccini
	Name:	Mark Spadaccini
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Representatives:	Goldman Sachs & Co. LLC BMO Capital Markets Corp. Citigroup Global Markets Inc.
Trustee:	Wilmington Trust, National Association
Registration Statement File No.:	333-291328 and 333-291328-01
Time of Sale Prospectus:

Prospectus dated November 6, 2025 relating to the Shelf Securities

The preliminary prospectus supplement dated November 19, 2025 relating to the Securities

Final term sheet dated November 20, 2025 filed by the Company under Rule 433(d) of the Securities Act attached hereto as Exhibit A

Aggregate Principal Amount:	$1,000,000,000
Purchase Price:	99.273% of the principal amount of the Notes, plus accrued interest, if any, from November 26, 2025
Maturity:	November 26, 2035
Interest Rate:	5.300% per annum for the Notes, accruing from November 26, 2025
Interest Payment Dates:	May 26 and November 26 commencing May 26, 2026
Closing Date and Time:	November 26, 2025, 10:00 a.m. EST

I-1

Closing Location:	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017
Address for Notices to Underwriters:	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282 Attention: Registration Department
BMO Capital Markets Corp. 151 West 42nd Street New York, New York 10036 Attention: Debt Capital Markets, with a copy to the Legal Department
Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 Attention: General Counsel Fax: 646-291-1469
Address for Notices to the Company or the Guarantor:	CF Industries, Inc. 2375 Waterview Drive Northbrook, Illinois 60062 Attention: Vice President, General Counsel and Secretary

I-2

SCHEDULE II

Underwriter	Principal Amount of Notes
Goldman Sachs & Co. LLC	$200,000,000
BMO Capital Markets Corp.	$200,000,000
Citigroup Global Markets Inc.	$200,000,000
BofA Securities, Inc.	$87,500,000
CIBC World Markets Corp.	$87,500,000
Scotia Capital (USA) Inc.	$87,500,000
Truist Securities, Inc.	$87,500,000
Rabo Securities USA, Inc.	$25,000,000
U.S. Bancorp Investments, Inc.	$25,000,000
Total	$1,000,000,000

II-1

EXHIBIT A

Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement Nos. 333-291328 and 333-291328-01

CF Industries, Inc.

Pricing Term Sheet

5.300% Senior Notes due 2035

guaranteed by

CF Industries Holdings, Inc.

Issuer:	CF Industries, Inc.
Guarantor:	CF Industries Holdings, Inc.
Aggregate Principal Amount:	$1,000,000,000
Maturity Date:	November 26, 2035
Coupon:	5.300%
Price to Public:	99.923%
Yield to Maturity:	5.310%
Benchmark Treasury:	UST 4.000% due November 15, 2035
Spread to Benchmark Treasury:	120 basis points
Benchmark Treasury Price and Yield:	99-03+; 4.110%
Interest Payment Dates:	May 26 and November 26, beginning May 26, 2026

Redemption Provisions:

Make-whole call:

Prior to August 26, 2035 (three months prior to the maturity date of the notes) (the “Par Call Date”), the issuer may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the preliminary prospectus supplement) plus 20 basis points less (b) interest accrued to the redemption date, and

(2) 100% of the principal amount of the notes to be redeemed on such redemption date,

plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

Par call:	On or after the Par Call Date, the issuer may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
Trade Date:	November 20, 2025
Settlement Date*:	November 26, 2025 (T+4)
CUSIP No. / ISIN:	CUSIP No.: 12527G AL7 ISIN: US12527GAL77
Expected Ratings (Moody’s / S&P / Fitch)**:	[***] / [***] / [***]
Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
Joint Book-Running Managers:	Goldman Sachs & Co. LLC BMO Capital Markets Corp. Citigroup Global Markets Inc. BofA Securities, Inc. CIBC World Markets Corp. Scotia Capital (USA) Inc. Truist Securities, Inc.
Co-Managers:	Rabo Securities USA, Inc. U.S. Bancorp Investments, Inc.

* It is expected that delivery of the notes will be made, against payment for the notes, on or about November 26, 2025, which will be the fourth business day following the date hereof (such settlement cycle being referred to as “T+4”). Under Rule 15c6-1 under the Exchange Act, purchases or sales of securities in the secondary market generally are required to settle within one business day (T+1) unless the parties to any such transactions expressly agree otherwise. Accordingly, purchasers of notes who wish to trade the notes prior to the business day preceding their date of delivery will be required, because the notes initially will settle in T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

**Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and accompanying prospectus relating to this offering if you request it by contacting Goldman Sachs & Co. LLC toll-free at 1-866-471-2526 or prospectus-ny@ny.email.gs.com, BMO Capital Markets Corp. at toll-free 1-888-200-0266 or Citigroup Global Markets Inc. at toll-free 1-800-831-9146.

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